                                                                  EXHIBIT 10.87

                    LONG-TERM INCENTIVE COMPENSATION PLAN
       FOR THE SENIOR OFFICERS OF LOMAS MANAGEMENT, INC. (THE "PLAN")

Background

After application of the proceeds of the September 30, 1994 sale of 12 of the assets of ST Lending, Inc. ("STL") to Lennar Partners, the assets of STL totaled approximately $79.2 million and included (in addition to cash and intercompany receivables) the following (in millions):

       Escrowed funds, related to the
          Lennar transaction                                      $ 4.75
       Earning loans                                               10.90
       Non-earning loans                                            3.30
       Real estate owned                                           36.60
       Reserves                                                    (5.70)
                                                                  ------
       Portfolio balance, net of reserves                         $49.85
                                                                  ======

Lomas Management, Inc. ("LMI") manages the assets of STL and is responsible for the liquidation of the foregoing balance of STL's portfolio of investments in a manner which will preserve, to the extent possible, STL's stockholder's equity which is held 51 percent by Lomas Financial Corporation and 49 percent by Lomas Mortgage USA.

LMI also is responsible for the disposition of two properties which are owned by LLG Lands, Inc. (a wholly-owned subsidiary of Lomas Financial Corporation), namely, a parking garage located at 145 East Maryland in Indianapolis, Indiana which is carried at a book value net of reserves of $1.5 million, and a tract of land in the Houston area referred to as Nassau Bay which is carried at a book value net of reserves of $150,000.

Plan Purpose

The purpose of this Plan is to relate a portion of the compensation of the senior officers of LMI directly to the interests of Lomas Financial Corporation and Lomas Mortgage USA by rewarding them for the orderly liquidation of the remaining assets of STL (exclusive of the escrowed funds related to the Lennar transaction which are covered by a separate plan) and the two assets of LLG Lands, Inc. mentioned above.

To that end, as STL's investments held at October 1, 1994 (exclusive of the escrowed funds related to the Lennar transaction which are covered by a separate plan) and the above-mentioned properties owned by LLG Lands are liquidated, for cash realized on or before September 30, 1996 from asset liquidations, amounts will be added to an incentive compensation pool as set out below:

                            Pool Accumulation Table


    Cash Realizations                  Amount of Each Asset Liquidation
  From Aggregate Asset                  (Stated as a percentage of Cash
      Liquidations                     Realization) to be added to Pool
  --------------------                 --------------------------------
  First $5,250,000                                 .500%
  Next $ 1 0, 000, 000                             .625%
  Next $ 1 0, 000, 000                             .875%
  Next $ 1 0, 000, 000                            1.000%
  Excess over $35,250,000                         1.125%

Plan Participants

The participants in the Plan are limited to the top executives of LMI and include:

                                                               Percentage of
                         Name                                 Pool Allocation
                ------------------------                      ---------------
                Carey Wickland                                     45%
                Greg Winchester                                    30%
                Others (to be designated
                  by Carey Wickland)                               25%
                                                                  ---
                                                                  100%
                                                                  ===

Plan Distributions

Distributions of the resulting incentive compensation pool would be made to the participants on the 15th day of the month following the end of the fiscal quarter in which one or more related Asset Liquidations occur.

However, for Asset Liquidations during the period beginning October 1, 1994 and ending March 31, 1995, the distribution of the resulting incentive compensation pool will be made on or about April 17, 1995. Moreover, the final incentive compensation pool distribution will occur on or about October 15, 1996.

The phrase "each addition to the pool" means the amount of cash that is added to the pool when the net cash received from each Asset Liquidation is multiplied by the relevant percentage factor taken from the Pool Accumulation Table.

In the event any participant voluntarily terminates his or her employment as an officer of LMI (for any reason other than death or permanent disability) or in the event of his or her involuntary termination for cause, his or her interest in any accumulated and undistributed balance in the incentive compensation pool will be forfeited. In the event of any participant's involuntary termination without cause or in the event of his or her death or permanent disability (as defined in the Lomas Financial Group's Long-Term Disability Plan), the participant's interest in the pool accumulated prior to his or her involuntary termination without cause or his or her death or disability will be paid to the participant or his or her estate as scheduled under the plan.

APPROVED:

/s/ ERIC D. BOOTH
----------------------------
Eric Booth

Date: March 6, 1995

                                                                   EXHIBIT 10.72

                        AMENDMENT NO. FOUR (REVISED) TO

                     THE LOMAS FINANCIAL GROUP PENSION PLAN
                    (AS RESTATED EFFECTIVE JANUARY 1, 1991)

         Pursuant to the authority set forth in Article XV of The Lomas Financial Group Pension Plan (As Restated Effective January 1, 1991) (the "Plan"), Lomas Mortgage USA, Inc. (the "Company") hereby amends the Plan, effective as set forth herein, as follows:

I. Section 2.04 of the Plan is amended, effective October 6, 1995, by the addition of a new provision (as attached hereto) at the end of such Section, which provides for new interest rate and mortality assumptions for determining single sum payments.

II. Section 3.01 (3) of the Plan is amended, effective October 6, 1995, by the addition of a new provision (as attached hereto) at the end of such Section, which modifies the participation requirements of the Plan.

III. Article V of the Plan is amended, effective October 6, 1995, by the addition of a new Section 5.07 (as attached hereto), which provides for an additional retirement benefit for certain employees whose jobs are eliminated.

IV. Article VI of the Plan is amended, effective October 6, 1995, by the addition of a new Section 6.04 (as attached hereto), which eliminates death benefits payable in the event of a Plan participant's death prior to the commencement of such participant's "Accrued Benefit" (as defined in the Plan) except for the minimum survivor benefits required to be paid under the Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code of 1986 as amended (the "Codes"), and certain other amounts as described in 6.04 of the Plan.

V. Section 8.01 of the Plan is amended, effective October 6, 1995, by the addition of a new provision (as attached hereto) at the end of such Section, which provides full vesting for Participants whose employment terminates on or after the beginning of the reduction-in-force announced effective January 1, 1994.

VI. Section 8.06 of the Plan is amended, effective October 6, 1995, by the addition of a new provision (as attached hereto) at the end of such Section, which provides for new interest rate and mortality assumptions for determining single sum payments of $3,500 or less.

VII. Section 16.02 of the Plan is amended, effective October 6, 1995, by the addition of a new provision (as attached hereto) at the end of such Section, which provides for new interest rate and mortality assumptions to be used for purposes of applying the limitations of Code Section 415 to benefits hereunder, determined in accordance with the form and time of payment.

I.       New Provision Added at End of Section 2.04

         Notwithstanding the above provisions of this Section 2.04, any single-sum payment made on or after October 6, 1995 shall be calculated using the following interest rate and mortality table; provided, however, that the following new interest rate and mortality table shall not apply to any former Participant who has prior to the date of adoption of this Amendment No. Four to the Plan, been given written notice of such former Participant's right to elect to receive a single-sum payment based on the prior interest and mortality assumptions, and who elects single-sum form of payment on or before December 1, 1995:

         Interest
         Rat: The annual interest rate on 30-year Treasury securities for the month preceding the month in which the date of distribution occurs (as specified in accordance with the regulations issued under Code
                          Section 417 (e) ).

         Mortalit
         Table: The mortality table based on the prevailing commissioners' standard table used to determine reserves for group annuity contracts issued on the date as of which the single-sum is being determined (as prescribed in accordance with the regulations issued under Code Section 417 (e)).

II.      New Provision Added to the End of Section 3.01 (3).

         Notwithstanding the provisions of the immediately preceding sentence of this paragraph (3), effective October 6, 1995, the participation of any eligible Employee who does not become a Participant in accordance with paragraphs (1) and (2) above and whose employment with the Employer is involuntarily terminated on or after January 1, 1996, shall commence on the first day of the month immediately following his Employment Commencement Date.

III.     5.07 Additional Retirement Benefit.

         Effective as of the later of (i) January 1, 1996, or (ii) the earlier of (a) the date on which the Internal Revenue Service issues a favorable determination letter with respect to Amendment No. Four to the Plan including this Section 5.07, or (b)March 1,1996, each Participant whose job with the Company is eliminated on or after

         January 1, 1996 shall be entitled to a retirement benefit from the Plan in the amount of his Accrued Benefit (assuming full vested status), determined without regard to this Section 5.07 as of his termination of employment date with the Company, plus an amount equal to the amount of Basic Pension (life only) that is the Actuarial Equivalent of the present value determined under the Present Value Table below:

                              PRESENT VALUE TABLE

         ------------------------------------------------------------------
             IF THE ELIGIBLE PARTICIPANT IS IN A:       PRESENT VALUE IS:
         ------------------------------------------------------------------
          Job assigned  less than  or equal  to 247    18.52% of Annual Pay
          points
         ------------------------------------------------------------------
          Job  assigned more  than  247 points  but    37.04% of Annual Pay
          less than or equal to 421 points
         ------------------------------------------------------------------
          Job  assigned more  than  421 points  but    55.56% of Annual Pay
          less than or equal to 964 points
         ------------------------------------------------------------------
          Job assigned more than 964 points            150% of Annual Pay
         ------------------------------------------------------------------

         For purposes of the Present Value Table, "Annual Pay" is the Participant's base annual salary in effect on the last day of active employment (exclusive of overtime, commissions, bonus, incentive pay, or any other special payments), but not to exceed the maximum amount of annual compensation allowed under Section 2.12 hereof, and "points" are the points assigned to a particular job classification pursuant to the Hay Job Evaluation System.

         The benefits determined under this Section shall not exceed the limitations set forth in Section 16.02 hereof and shall be subject to the restrictions of Article XII hereof.

IV.      6.04 Death After Adoption of Amendment No. Four.

         Notwithstanding the provisions in the previous Sections of this
         Article VI, effective as of October 6, 1995, no death benefit shall be payable from the Plan, upon the death of any Participant prior to the commencement of the Participant's Accrued Benefit, except as provided in this Section 6.04. The death benefit payable under this Section
         6.04 shall be an amount equal to the sum of the amounts described in Sections 6.01(1) and 6.01 (2), if any, payable in accordance with Section 6.03, and if the Participant was vested and married with a surviving spouse at the date of the Participant's death, a "qualified preretirement survivor annuity" as described in Code Section 417(c) in a monthly amount payable to the surviving spouse, in the form of a life annuity with the value equal to the value of payments which such spouse would have received, pursuant to Section 9.02 (2) hereof, had the Participant commenced receipt of his benefits on the day immediately preceding the date of his death. The qualified preretirement survivor annuity benefit described above shall be payable to the spouse as of the first day of any month coinciding with or next following the day of the Participant's death, as elected by the Participant's spouse, or in the event the Participant's spouse fails to make such an election, as of the Participant's Normal Retirement Date.


V.       New Provision Added at End of Section 8.01.

         Notwithstanding the above provisions of this Section, the vested percentage shall be 100%, regardless of Years of Credited Service, for any Participant whose employment terminates after the beginning of the Employer's reduction-in-force that was announced effective January 1, 1994.

VI.      New Provision Added at the end of Section 8.06.

         Notwithstanding the foregoing, the determination of the present value of any single-sum payments made under this Section 8.06 on or after October 6, 1995, shall be based on the interest rate and mortality table specified in Section 2.04 as amended by Amendment No. Four to the Plan.

VII      New Paragraph (7) Added at end of Section 16.02

         (7) Interest Rate and Mortality Table -- Notwithstanding the above provisions of this Section, effective October 6, 1995, for purposes of determining Actuarial Equivalent amounts under paragraph (1)(a), (b) or (c) above, the following interest rate and mortality table shall be used, as applicable.

         Interest
         Rate:            The interest rate specified in the last paragraph of
                          Section 2.04 (i.e., 30-Year Treasury rate) shall be used as to any single-sum form of payment under paragraph (1) (a) above.

         Mortality
         Table The mortality table specified in the last paragraph of Section 2.04 (i.e., prevailing commissioner's standard table for group annuity contracts) shall be used as to all forms and times of payment under paragraph (1) (a), (b) and (c), above.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. Four to the Lomas Financial Group Pension Plan (As Restated Effective January 1, 1991), the Company has caused its corporate seal to be affixed hereto and the presents to be duly executed in its name and behalf by its proper officers thereunto authorized this 9th day of October, 1995.

ATTEST:                           LOMAS MORTGAGE USA, INC.


/s/ EUGENE BURNS                  By: /s/ LOUIS P. GREGORY
-----------------------------     -------------------------------
Assistant Secretary               Name: Louis P. Gregory
                                  Title: Sr. Vice President & General Counsel

(CORPORATE SEAL)

STATE OF TEXAS            )
                          ) ss.
COUNTY OF DALLAS          )

         BEFORE ME, the undersigned, a Notary Public in and for said County and State on this 12th day of October, 1995, personally appeared Louis P. Gregory, to be known to be the identical person who subscribed the name Lomas Mortgage USA, Inc., to the foregoing instrument at its coreporate offices, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written.

                                            /s/ SUE GRISHAM
                                            -------------------------------
                                            Notary Public

My Commission Expires:

          9/30/97
---------------------------
      (NOTARY SEAL)

           SUE GRISHAM
  Notary Public, State of Texas
My Commission Expires 09-30-1997

                                                                  EXHIBIT 10.90

                           LOMAS MORTGAGE (USA), INC.
                    PERFORMANCE AND RETENTION INCENTIVE PLAN


PURPOSE

The purpose of this Lomas Mortgage (USA), Inc. Performance and Retention Incentive Plan is to retain and motivate employees by providing Performance and Retention Awards. The Performance and Retention Awards are provided in order to maintain and enhance the value of the Company by helping to retain and motivate employees through the completion date of the transfer of assets. This Plan will help ensure the receipt of a full price for those assets and the preservation of any portion of the sale price held back by the purchaser contingent on the Company's successful completion of the transfer.


1.       DEFINITIONS

         When used in this Plan and initially capitalized, the following words and phrases shall have the following meanings unless the context clearly requires otherwise:

         1.1 "PERFORMANCE AND RETENTION AWARD" shall mean a bonus provided under Section 3.1 of the Plan.

         1.2 "BASE COMPENSATION" shall mean, as to any Participant for any period, his annual base salary paid to him by the Company for such period before reduction under a tax qualified plan of the Company and before reduction for any other amounts contributed by the Company on his behalf to any other employee benefit plan.

         1.3. "BOARD OF DIRECTORS" shall mean the Board of Directors of Lomas Mortgage (USA), Inc.

         1.4 "CAUSE" shall mean, as to any Participant, that such Participant shall have committed prior to his termination of employment with the Company:

                 (a) an intentional act of fraud, embezzlement, theft or any other material violation of law in connection with the Participant's duties or in the course of his employment with the Company;

                 (b) intentional wrongful damage to material assets of the Company;

                 (c) intentional wrongful disclosure of material confidential information of the Company;

                 (d) intentional wrongful engagement in any competitive activity which would constitute a material breach of the duty of loyalty; or

                 (e) intentional breach of any stated material employment policy of the Company.

         No act, or failure to act, on the part of a Participant shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in, or not opposed to, the best interests of the Company.

         1.5 "CHIEF EXECUTIVE OFFICER" shall mean the Chief Executive Officer of the Company.

         1.6 "COMPANY" shall mean Lomas Mortgage Company (USA) and any successor corporations.

         1.7 "DESIGNATED GROUP" shall mean any one of the groups of employees designated on Schedule 1, as such schedule may be amended from time to time.

         1.8 "DISABLED" shall mean a Participant unable, as a result of incapacity due to a physical or mental illness, to perform his duties with the Company, and shall be deemed to exist at such time as such Participant becomes eligible to receive benefits under the disability income plan of the Company.

         1.9     "EFFECTIVE DATE"  shall mean October 5, 1995.

         1.10    "PARTICIPANT"   shall mean any person who becomes a
         Participant in the Plan as provided in Section 2.1 or 2.2 and who has not ceased to be a Participant pursuant to Section 2.3.

         1.11 "PLAN" shall mean the Company's Performance and Retention Incentive Plan, as the same may be hereafter amended from time to time.

         1.12 "VOLUNTARY TERMINATION FOR GOOD REASON" shall mean voluntary termination of employment by a Covered Employee, other than retirement, within 90 days of:

                 (a) a reduction in the Covered Employee's base salary or the maximum benefits possible to be earned by such Covered Employee hereunder, or

                 (b) relocation of the Covered Employee's assigned office location to a location that is greater than 35 miles from its former location, or, with respect to any employee (i) whose primary work location is his home or is outside the state of Texas or otherwise not at a location of the Company or its affiliates on a full time basis (a "Commuter"), and (ii) who is reimbursed by the Company for the costs of such commutation (a "Commutation Arrangement"), termination of such Commuter's Commutation Arrangement or modification thereof by the Company so as to increase the expense or inconvenience of the Arrangement to the Commuter.

2.       PARTICIPATION

         2.1 INITIAL PARTICIPANTS. An employee in the employ of the Company who is a member of a Designated Group on the Effective Date shall become a Participant in the Plan as of the Effective Date.

         2.2 NEW PARTICIPANTS. Any other employee of the Company who becomes a member of a Designated Group after the Effective Date and is notified in a letter by the Company of his participation shall become a Participant in the Plan as of the date he becomes a member of a Designated Group subject to any conditions set forth in such letter.

         2.3 TERMINATION OF PARTICIPATION. Any Participant whose employment with the Company terminates for any reason other than death, retirement, disability, involuntary termination without cause or Voluntary Termination for Good Reason shall cease to be a Participant. If an individual who became a Participant in the Plan later ceases to be a member of a Designated Group by reason of job reassignment or job reclassification, then such individual shall likewise cease to be a Participant.

3.       DETERMINATION OF AWARD AMOUNT

         3.1 PERFORMANCE AND RETENTION AWARDS. Subject to Section 3.2, each Participant shall be entitled to receive a Performance and Retention Award in an amount equal to:

                 (a) a percentage, within the range of percentages of the Performance and Retention Award percentages specified on
                 Schedule 1, determined by the Chief Executive Officer's discretionary evaluation of the Participant's performance (provided, however, that with respect to award determinations for Senior Vice Presidents and above, such determinations will be subject to the approval of the Board of Directors), times

                 (b) the Participant's Base Compensation at the time of payment.

         3.2     DEATH, RETIREMENT AND DISABILITY.   Each Participant whose
         employment terminates by reason of death retirement or disability shall be entitled to a Performance and Retention Award determined by multiplying the minimum percentage of the applicable range of percentage specified on Schedule 1 by the Participant's Base Compensation at the date of such event.

         3.3 OPERATIONAL BONUSES AND RAISES. Nothing herein shall be construed to restrict the Chief Executive Officer from proposing bonuses to employees subject to the approval of the Board of
         Directors.   Additionally, the Chief Executive Officer may, in his
         sole discretion, award additional performance or retention awards to key Participants in Tiers 3 and 4 on Schedule 1, not to individually exceed three months base pay and not to cumulatively exceed $500,000.

4.       PAYMENT OF AWARDS

         4.1 TIME OF PAYMENT OF PERFORMANCE AND RETENTION AWARDS. The Company shall pay the Performance and Retention Awards in cash to the Participants entitled thereto on (or in the case of clause (b), within 10 business days after) the earliest of the following dates:

                 (a) October 1, 1996, or, if a participant in Designated Group Tier 4 in Schedule 1, June 30, 1996, or

                 (b) the date of the Participant's termination by reason of death, retirement, disability, involuntary termination without Cause, or Voluntary Termination for Good Reason.


         4.2     DEATH BENEFICIARY.   In the event of a Participant's death,
         the maximum benefit otherwise payable to him shall be payable to the beneficiary which has been designated by the Participant to receive benefits payable under the Company's group insurance program. If a Participant has failed to designate a beneficiary, or if such designated beneficiary predeceased the Participant, then such Participant's benefits under the Plan shall be paid in accordance with the following order of priority:

                 (a) to the Participant's surviving spouse, or if there be none surviving,

                 (b)  to the Participant's estate.

         Any such payment shall be made as soon as practicable following the Participant's death.

5.       FORFEITURE OF AWARDS

         5.1 FORFEITURE UPON TERMINATION FOR CAUSE. Payment of any portion of a Participant's award under the Plan shall be forfeited, and the Company shall have no further obligation hereunder to such Participant, if the Participant is discharged from employment for Cause prior to payment of his award.


6.       ADMINISTRATION

         6.1 ADMINISTRATION BY THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. The administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out its provisions are vested in the Chief Executive Officer of the Company. The Chief Executive Officer shall establish such rules, regulations and procedures as he shall deem necessary or advisable. The Chief Executive Officer shall have the right, in his discretion, (a) to delegate his authority for administration of the Plan, and (b) to retain accountants, attorneys and such other advisors as he shall deem necessary or advisable in connection with the administration of the Plan. The expenses of the Chief Executive Officer in administering the Plan shall be paid directly by the COMPANY.

         6.2. LIMITATION OF LIABILITY. Neither the Company nor the Chief Executive Officer nor any other director, officer, employee or agent of the Company shall be liable for any action taken or omitted to be taken by such person under the Plan except in the case of gross negligence or willful misconduct. Any action taken or omitted to be taken by any such person in good faith reliance on the advice of any accountant, actuary, attorney or other advisor retained by the Chief Executive Officer shall be conclusively presumed not to involve gross negligence or willful misconduct. The Chief Executive Officer and all other such person shall be indemnified by the Company against losses, liabilities, claims, costs and expenses in connection with serving as administrator of the Plan, unless resulting from gross negligence or willful misconduct.

7.       AMENDMENT

         7.1 RIGHT TO AMEND. The Company reserves the right to modify or amend, in whole or in part, the Plan at any time; provided, however, that the minimum benefit applicable to a Participant hereunder shall not be reduced without such Participant's consent.

8.       GENERAL PROVISIONS

         8.1 LIMITATION ON RIGHTS. Neither the establishment of the Plan nor participation herein shall be construed as conferring any legal rights upon any employee or other person for continuation of employment, nor shall such establishment or participation give him any rights to any benefits whatsoever, except to the extent specifically set forth herein.

         8.2 TAX WITHHOLDING. The Company may withhold from any amounts payable under this Plan all federal, state, city or other taxes as shall be required to be withheld pursuant to any law or government regulation or ruling.

         8.3 SPENDTHRIFT PROVISION. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall void the Participant's benefits under the Plan, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant. In the event that the Chief Executive Officer of the Company shall find that any Participant has attempted to violate such provision, such benefit shall be forfeited subject to the discretion of the Chief Executive Officer with approval of the Board of Directors. In the event that the non-employee directors of the Board of Directors shall find that the Chief Executive Officer has attempted to violate such provision, such benefit shall be forfeited subject to the non-employee directors' discretion.

         8.4 THE PLAN IS NOT FUNDED. The Company shall pay benefits under the Plan from its general assets. No property of the Company is or shall be, by reason of this Plan, held in trust for any employee of the Company, nor shall any person have an interest in or lien or prior claim upon any property of the Company by reason of the Plan or the Company's obligations to make payments hereunder.

         8.5 AWARDS ARE NOT COMPENSATION. The amounts awarded to a Participant under the Plan shall not be deemed to be compensation for the purpose of calculating the amount of a Participant's benefits or contributions under a pension, profit sharing or stock bonus plan qualified under section 401 (a) of the internal Revenue Code of 1986, as amended, the amount of life insurance payable under any life insurance plan established or maintained by the Company, or the amount of any disability benefits payable under any disability plan established or maintained by the Company, except to the extent specifically provided for in any such plan.

         8.6     SUCCESSOR EMPLOYERS MUST ASSUME.   Except in any case where
         such successor would become so obligated as a matter of law without further act or deed, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or any portion of the business and or assets of the Company, or of any division of the Company, which is an employer of any Participant to expressly assume and agree to perform the obligations under the Plan in the same manner and to the same extent (except as otherwise expressly provided in the Plan) that the Company would be required to perform such obligations as if no such succession had taken place. Any such





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
         assumptions and agreement shall be obtained prior to the effectiveness of such succession.

         8.7 GOVERNING LAW. The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the internal substantive laws of the State of Delaware.

         8.8 GENDER AND NUMBER. Unless the context clearly indicates otherwise, the masculine gender when used in the Plan shall include the feminine, and the singular number shall include the plural and the plural number the singular.

         8.9 HEADINGS. Headings of Sections in this instrument are for convenience only, and do not constitute any part of the Plan.


EXECUTED at 12:15 p.m., Dallas, Tx as of September 25, 1995


Lomas Mortgage (USA), Inc.


By: /s/ ERIC D. BOOTH
    -----------------------
Title: CEO
       --------------------




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
                    SCHEDULE 1 TO PERFORMANCE/RETENTION PLAN



                    DESIGNATED GROUPS AND BONUS PERCENTAGES

                                                   PERFORMANCE AND INCENTIVE
TIER       NAME OF DESIGNATED GROUP                     AWARD PERCENTAGE
----       ------------------------                -------------------------
  1   Executive Managers (Core Managers)                   50% to 75%

  2   Senior Managers (Critical Managers)                  50% to 75%

  3   Select Managers & Professionals*                     50% to 75%

  4   Other employees*                             1/2 month to 1 month salary


* Additionally, the Chief Executive Officer may make additional awards up to $500,000 to employees in Tier 4 as specified in Section 3.3.





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